Exhibit 99.1

Legal Department:	(773) 961-2850
Legal Department Fax:	(773) 961-2299

Deborah K. Fulton:	(773) 961-2761
CUSIP: 598148 AA 2
NOTICE OF ADJUSTMENT
April 30, 2007
VIA ELECTRONIC AND FIRST CLASS MAIL
Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, NY 10041-0099
Wells Fargo Bank, N.A.
Attn: Lynn M. Steiner, Vice President
Corporate Trust Services
Sixth and Marquette
Mac N9303-120
Minneapolis, MN 55479

Re:	Notice of Adjustment of Conversion Rate of the 6.0% Convertible Senior Notes due 2025 of Midway Games Inc.
Ladies and Gentlemen:
This letter constitutes notice from Midway Games Inc. (the “Company”) to (i) Cede & Co., as the sole registered holder of the 6.0% Convertible Senior Notes due 2025 (the “Notes”), of the Company issued under the Indenture, dated as of September 19, 2005 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) the Trustee, which notice is delivered pursuant to Section 10.11 of the Indenture, that effective April 30, 2007, the Company has adjusted the Conversion Rate (as defined in the Indenture) of the Notes as required by Section 10.17 of the Indenture such that the Conversion Price (as defined in the Indenture) shall be $10.00.

Very truly yours,
/s/ Deborah K. Fulton
Deborah K. Fulton
Senior Vice President, Secretary and General Counsel